SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On May 27, 2005, Thornburg Mortgage, Inc. (the “Company”) filed Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland. The Articles Supplementary reclassified 4,930,000 authorized but unissued shares of the Company’s common stock into 4,930,000 additional shares of the Company’s 8.00% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”). The Articles Supplementary were effective upon filing. A copy of the Articles Supplementary is attached as an exhibit hereto and is incorporated by reference herein.

Item 8.01 Other Events.

      On January 8, 2004, the Company filed a registration statement (File No. 333-111784) on Form S-3 with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on January 21, 2004 (the prospectus contained therein is referred to as the “Prospectus”). On May 31, 2005, the Company filed a supplement to the Prospectus dated May 26, 2005 (the “Prospectus Supplement”) with the SEC, relating to the issuance and sale of 2,200,000 shares of the Series C Preferred Stock (the “Transaction”) to Bear, Stearns & Co. Inc. and UBS Securities LLC as co-lead managers (the “Underwriters”). In connection with the filing of the Prospectus Supplement with the SEC, the Company is filing an opinion of Dechert LLP as an exhibit hereto, which is incorporated by reference herein.

      On May 26, 2005, the Company entered into an Underwriting Agreement (the “Agreement”) with the Underwriters and Thornburg Mortgage Advisory Corporation (the “Manager”) relating to the Transaction. The Company has granted the Underwriters the right to purchase up to an additional 330,000 shares of Series C Preferred Stock to cover over-allotments in connection with the Transaction. The Agreement is attached as an exhibit hereto and is incorporated by reference herein.

      The Company will pay cumulative dividends on the Series C Preferred Stock, as declared by its Board of Directors, in the amount of $2.00 per share each year, which is equivalent to 8.00% of the $25.00 liquidation preference per share. Dividends will be payable quarterly in arrears on the 15th day of January, April, July and October of each year to holders of record on the last day of each of March, June, September and December immediately preceding the applicable dividend payment date. The first dividend payment date of the Series C Preferred Stock issued in the Transaction will be July 15, 2005. The Series C Preferred Stock is not redeemable before March 22, 2010, except in limited circumstances. The Series C Preferred Stock is listed on the New York Stock Exchange under the symbol “TMA PRC.”

      The aggregate net proceeds to the Company from the Transaction (after deducting underwriting discounts and estimated expenses) are estimated to be approximately $52.8 million (assuming no exercise of the over-allotment).

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

      The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
1.18	Underwriting Agreement, dated May 26, 2005, by and among the Company, the Manager and the Underwriters
3.1.7	Articles Supplementary of the Company designating 4,930,000 shares of the Company’s Series C Preferred Stock, dated May 27, 2005
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (included in Exhibit 5.1)

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
Date: May 31, 2005	By:	/s/ Michael B. Jeffers
Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT
1.18	Underwriting Agreement, dated May 26, 2005, by and among the Company, the Manager and the Underwriters
3.1.7	Articles Supplementary of the Company designating 4,930,000 shares of the Company’s Series C Preferred Stock, dated May 27, 2005
5.1	Opinion of Dechert LLP
23.1	Consent of Dechert LLP (included in Exhibit 5.1)